Exhibit 4.1

PHILLIPS 66

and

PHILLIPS 66 COMPANY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of April 21, 2017

Debt Securities

PHILLIPS 66

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939

AND INDENTURE, DATED AS OF April 21, 2017

Section of Trust Indenture Act of 1939		Section(s) of Indenture
Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
Section 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
Section 312	(a)	2.07
	(b)	12.03
	(c)	12.03
Section 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
Section 314	(a)	4.03, 4.04
	(b)	Not Applicable
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.05
Section 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
Section 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.11
	(b)	6.07
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
Section 318	(a)	12.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

INDENTURE dated as of April 21, 2017 among Phillips 66, a Delaware corporation (“Parent”), Phillips 66 Company, a Delaware corporation (“P66 Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities (as defined herein) to be issued from time to time in one or more series as provided in this Indenture:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Issuer or the Guarantors, as the case may be, with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Attributable Debt,” when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors,” when used with reference to Parent, the Issuer or any Guarantor, means the Board of Directors of Parent, the Issuer or such Guarantor, or in the event any such Person is a limited partnership, the Board of Directors of the general partner of such Person, as the case may be, or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors of Parent, the Issuer, such Guarantor, or such general partner, as the case may be.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Parent, the Issuer or any Guarantor to have been duly adopted by the Board of Directors of Parent, the Issuer or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Legal Holiday.

“Consolidated Adjusted Net Assets” means the total amount of assets less (1) all current liabilities (excluding the amount of those liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and current maturities of long-term debt) and (2) total prepaid expenses and deferred charges, all as set forth on the most recent quarterly balance sheet of Parent and its consolidated subsidiaries and determined in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the office of the Trustee located at 750 N. Saint Paul Place, Suite 1750, Dallas, Texas 75201, Attention: Corporate, Municipal and Escrow Services, and as may be located at such other address as the Trustee may give notice to Parent.

“Debt” means all notes, bonds, debentures or other similar evidences of debt for money borrowed.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Eligible Exchange Securities Issuer” means each of P66 Company, PDI and PSXP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Exchange Date” means the date established by Parent for an exchange of Existing Securities for Exchange Securities pursuant to Article XI.

“Exchange Securities” means a series of Securities issued by an Eligible Exchange Securities Issuer in exchange for all or a portion of a previously issued series of Securities in accordance with Article XI.

“Exchange Securities Issuer” means the Eligible Exchange Securities Issuer that issues Exchange Securities of a series pursuant to this Indenture in accordance with Article XI.

“Existing Securities” has the meaning set forth in Section 11.01.

“Funded Debt” means all Debt (including Debt incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Debt is originally incurred.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Security” means a Security that is issued in global form in the name of the Depositary with respect thereto or its nominee.

“Government Obligations” means, with respect to a series of Securities, direct obligations of the government that issues the currency in which the Securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

“Guarantee” shall mean the guarantee of the Issuer’s obligations under the Securities by a Guarantor as provided in Article X.

“Guarantor” means, (i) with respect to each series of Parent Securities, P66 Company, (ii) with respect to each series of Exchange Securities of which P66 Company is the Issuer, Parent, (iii) with respect to each series of Exchange Securities of which PDI or PSXP is the Issuer, each of Parent and P66 Company, and (iv) with respect to any series of Securities, each other Person, if any, named as a “Guarantor” of such series of Securities in one or more supplemental indentures establishing the terms of such series of Securities or in any other supplemental indenture relating to such series, until a successor to such Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means a Person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.01 (including a series of Exchange Securities permitted to be issued pursuant to Article XI).

“interest” means, when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to such term in the Security as contemplated by Section 2.01.

“Issue Date” means, with respect to Securities of a series, the date on which the Securities of such series are originally issued under this Indenture.

“Issuer” means, in the case of Parent Securities, Parent and, in the case of Exchange Securities, the applicable Exchange Securities Issuer.

“Issuer Order” and “Issuer Request” mean, respectively, a written order or request signed in the name of the Issuer by two Officers of the Issuer and, in the case of an Issuer Order pursuant to Section 2.01 or 2.04, in the name of the applicable Guarantor by an Officer of such Guarantor, and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York; Houston, Texas or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Lien” means any mortgage, pledge, lien or security interest.

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the Board, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of (a) Parent, (b) P66 Company, (c) PDI or (d) the general partner of PSXP, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of an Issuer by two Officers and, in the case of an Officers’ Certificate of the Issuer pursuant to Section 2.01 or 2.04, by an Officer of such Issuer that meets the requirements of Sections 12.04 and 12.05; provided, that if the Issuer is PSXP, such Officers’ Certificate pursuant to Sections 2.01 or 2.04 shall be signed by an Officer of the general partner of PSXP.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee that meets the requirements of Sections 12.04 and 12.05. Such written opinion must be from legal counsel, and such counsel may be an employee of or counsel to Parent, the Issuer, any Guarantor or an Affiliate of Parent, the Issuer or any Guarantor.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“P66 Company” means Phillips 66 Company, a Delaware corporation.

“Parent” means Phillips 66, a Delaware corporation.

“Parent Securities” means a series of Securities issued pursuant to this Indenture in respect of which Parent is the Issuer and primary obligor.

“PDI” means Phillips 66 Project Development Inc., a Delaware corporation.

“Permitted Liens” means:

(i) Liens existing on the date of first issuance of a series of Securities (or in the case of a series of Securities constituting Exchange Securities, the date of first issuance of the relevant series of Existing Securities);

(ii) Liens on property or assets of, or any shares of stock of, or other equity interests in, or Debt of, any Person existing at the time such Person becomes a Subsidiary or a Principal Domestic Subsidiary or at the time such Person is merged into or consolidated with Parent or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person (or a division thereof) as an entirety or substantially as an entirety to Parent or a Subsidiary;

(iii) Liens on assets (including improvements and accessions thereto and proceeds thereof) (a) existing at the time of acquisition thereof, (b) securing all or any portion of the cost of acquiring, constructing, improving, developing or expanding such assets or (c) securing Debt incurred prior to, at the time of, or within 24 months after, the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of such assets, for the purpose (in the case of this clause (c)) of (x) financing all or any part of the purchase price of such assets or (y) financing all or any part of the cost of construction, improvement, development or expansion of any such assets;

(iv) Liens in favor of Parent or any Subsidiary of Parent;

(v) Liens securing industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America, or any State, or any department, agency, instrumentality or political subdivision of either;

(vi) Liens on personal property, other than shares of stock or Debt of any Principal Domestic Subsidiary, securing loans maturing not more than one year from the date of the creation thereof;

(vii) statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; and

(viii) any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (i) through (vii) above or any Debt secured by such a Lien; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien, plus improvements on such property, and (b) the principal amount of Debt secured by such Lien and not otherwise authorized by clauses (i) through (vii) above or otherwise permitted does not materially exceed the principal amount of Debt so secured plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of that series are payable as specified in accordance with Section 2.01 subject to the provisions of Section 4.02.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Principal Domestic Subsidiary” means P66 Company and any Subsidiary (i) that has substantially all of its assets located in the United States, (ii) that owns a Principal Property and (iii) in which Parent’s direct or indirect capital investment, together with the outstanding balance of (a) any loans and advances made to such Subsidiary by Parent or any other Subsidiary and (b) any debt of such Subsidiary guaranteed by Parent or any other Subsidiary, exceeds $100,000,000.

“Principal Property” means any refinery or manufacturing plant (excluding any transportation or marketing facilities or assets) located in the United States, in each case owned by Parent or a Subsidiary, except any refinery or plant that, in the opinion of the Board of Directors of Parent, is not of material importance to the total business conducted by Parent and its consolidated subsidiaries.

“PSXP” means Phillips 66 Partners LP, a Delaware limited partnership.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144A Securities” means Securities of a series designated pursuant to Section 2.01 as entitled to the benefits of Section 4.03(b).

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which Parent or any Subsidiary leases any Principal Property that has been or is to be sold or transferred by Parent or such Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Parent and a Subsidiary or between Subsidiaries, (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“SEC” means the Securities and Exchange Commission.

“Securities” means Parent Securities and Exchange Securities authenticated and delivered under this Indenture.

“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of such series, as custodian with respect to the Securities of such series, or any successor entity thereto.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a Person at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by Parent or by one or more other Subsidiaries, or by Parent and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“U.S. Government Obligations” means Government Obligations with respect to Securities payable in Dollars.

SECTION 1.02.    Other Definitions.

TERM	DEFINED IN SECTION
“Bankruptcy Custodian”	6.01
“Conversion Event”	6.01
“covenant defeasance”	8.01
“Event of Default”	6.01
“Exchange Rate”	2.11
“Judgment Currency”	6.10
“legal defeasance”	8.01
“mandatory sinking fund payment”	3.09
“optional sinking fund payment”	3.09
“Paying Agent”	2.05
“Registrar”	2.05
“Required Currency”	6.10
“Successor”	5.01

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at that time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, each Guarantor or any other obligor on the Securities.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.    Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.

ARTICLE II

THE SECURITIES

SECTION 2.01.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Issuer or in an Issuer Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)	the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2)	whether the Securities of the series are Parent Securities or Exchange Securities and if such Securities are Exchange Securities, the applicable Exchange Securities Issuer (who shall constitute the “Issuer” of the Securities of the series for all purposes under this Indenture);

(3)	in addition to the Guarantors specified in the definition of “Guarantor,” any additional Guarantors of the Securities of the series;

(4)	if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 and except for any Securities which, pursuant to Section 2.04 or 2.17, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(5)	whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.17, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

(6)	the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

(7)	the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;

(8)	the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

(9)	the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(10)	the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option, and the manner in which the Issuer must exercise any such option, if different from those set forth herein;

(11)	the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series are required to be redeemed by the Issuer, in whole or in part, and the manner in which the Issuer must redeem such Securities;

(12)	the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(13)	if other than minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof, the denomination in which any Securities of that series shall be issuable;

(14)	if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of Parent, any Exchange Securities Issuer, any Guarantor or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(15)	if the principal of, premium (if any) or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(16)	if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(17)	if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(18)	any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series and the related Guarantees pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(19)	any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of Parent, any Exchange Securities Issuer or any Guarantor set forth in Article IV pertaining to the Securities of the series;

(20)	any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(21)	if the Securities of the series are to be convertible into or exchangeable for capital stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of Parent, any Exchange Securities Issuer, any Guarantor or any other Person, at the option of the Issuer or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(22)	whether the Securities of the series are to be entitled to the benefit of Section 4.03(b) (and accordingly constitute Rule 144A Securities); and

(23)	any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers’ Certificate or Issuer Order referred to above or in any applicable indenture supplemental hereto. Notwithstanding the foregoing, the terms of any series of Exchange Securities shall be set forth in a supplemental indenture hereto in accordance with Article XI.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Issuer Order setting forth the terms of the series.

SECTION 2.02.    Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. The minimum denominations of the Securities may be changed in accordance with Article XI.

SECTION 2.03.    Forms Generally.

The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution of the Issuer or in one or more indentures supplemental hereto. Notwithstanding the foregoing, the form of Security in respect of any series of Exchange Securities shall be set forth in a supplemental indenture hereto in accordance with Article XI. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Issuer’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). A copy of the Board Resolution establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory”.

SECTION 2.04.    Execution, Authentication, Delivery and Dating.

Two Officers of the Issuer shall sign the Securities on behalf of the Issuer and, with respect to any Guarantees of the Securities, an Officer of the applicable Guarantor shall sign the Securities on behalf of such Guarantor, in each case by manual or facsimile signature.

If an Officer of the Issuer or a Guarantor whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or the related Guarantees or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer delivers such Security to the Trustee for cancellation as provided in Section 2.13, together with an Officers’ Certificate (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer and the applicable Guarantors to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon an Issuer Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by such Issuer Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Issuer Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the Issuer Order referred to above and the other documents required by Section 12.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(a) in the case of Parent Securities, a copy of the Board Resolutions pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of Parent to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(b) in the case of Parent Securities, an executed supplemental indenture, if any, and in the case of Exchange Securities, an executed supplemental indenture satisfying the requirements of Article XI;

(c) an Officers’ Certificate delivered in accordance with Sections 12.04 and 12.05; and

(d) an Opinion of Counsel to the effect that:

(i) the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii) the terms of such Securities have been established in conformity with the provisions of this Indenture;

(iii) when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities, the related Guarantees and the supplemental indenture will constitute valid and binding obligations of the Issuer and each Guarantor, respectively, enforceable against the Issuer and each Guarantor, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(iv) all conditions precedent to the authentication and delivery of the Securities and the execution of the supplemental indenture, have been complied with.

The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer, any Guarantor or an Affiliate of the Issuer or such Guarantor.

Each Security shall be dated the date of its authentication.

SECTION 2.05.    Registrar and Paying Agent.

The Issuer shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of such series and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Issuer may change any Paying Agent or Registrar without notice to any Holder. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, any Guarantor or any Subsidiary may act as Paying Agent or Registrar.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.06.    Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to Securities and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Issuer, a Guarantor or a Subsidiary) shall have no further liability for the money. If the Issuer, a Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA Section 317(b).

SECTION 2.07.    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar with respect to a series of Securities, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.08.    Transfer and Exchange.

Except as set forth in Section 2.17 or as may be provided pursuant to Section 2.01:

When Securities of any series are presented to the Registrar with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Issuer and each Guarantor shall execute and the Trustee shall authenticate Securities at the Registrar’s written request and submission of the Securities or Global Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.07 or 9.05). The Trustee shall authenticate Securities in accordance with the provisions of Section 2.04. Notwithstanding any other provisions of this Indenture to the contrary, the Issuer shall not be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, (b) any Security during the period beginning 15 Business Days prior to the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the day of mailing, (c) any Security selected for exchange in whole or in part pursuant to Article XI, except the unredeemed portion of any Security being exchanged in part, or (d) any Security during the period beginning 15 Business Days prior to the mailing of notice of exchange of Securities of a series to be exchanged and ending at the close of business on the day of mailing.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members (as defined below) or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.09.    Replacement Securities.

If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Issuer shall issue, each Guarantor shall execute and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security. Such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, each Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge a Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer.

SECTION 2.10.    Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation (including in connection with an issuance of Exchange Securities pursuant to Article XI), those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

A Security does not cease to be outstanding because the Issuer, any Guarantor or an Affiliate of the Issuer or any Guarantor holds the Security.

SECTION 2.11.    Original Issue Discount, Foreign-Currency Denominated and Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a foreign currency shall be the Dollar equivalent, as determined by the Issuer by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Issuer by reference to the Exchange Rate on the date of original issuance of such Security, of the amount determined as provided in (a) above), of such Security and (c) Securities owned by the Issuer, any Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, or any Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.12.    Temporary Securities.

Until definitive Securities of any series are ready for delivery, the Issuer may prepare, the Issuer and each Guarantor shall execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare, the Issuer and each Guarantor shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.13.    Cancellation.

The Issuer or a Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee (subject to the record retention requirements of the Exchange Act). The Issuer may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation (other than Exchange Securities issued pursuant to Article XI).

SECTION 2.14.    Payments; Defaulted Interest.

Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Security at the close of business on the record date next preceding such Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Security to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Securities of any series, the Issuer will pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Issuer, the Issuer may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by wire transfer to an account in the continental United States or check payable in such money mailed to a Holder’s registered address with respect to any Securities. Any accrued interest required to be paid in connection with an exchange pursuant to Article XI shall be paid to the Persons who are registered Holders of the Existing Securities to be exchanged as of the open of business on the applicable Exchange Date.

If the Issuer defaults in a payment of interest on the Securities of any series, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities of such series and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the Securities of any series and the date of the proposed payment. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Issuer, the Issuer (or the Trustee, in the name of and at the expense of the Issuer upon 20 days’ prior written notice from the Issuer setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15.    Persons Deemed Owners.

The Issuer, each Guarantor, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium (if any) or interest on or any Additional Amounts with respect to such Security and for all other purposes. None of the Issuer, any Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.16.    Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year comprising twelve 30-day months.

SECTION 2.17.    Global Securities; Book-Entry Provisions.

If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (13) of Section 2.01 and the provisions of Section 2.02, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Issuer Order to be delivered to the Trustee pursuant to Section 2.04 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Issuer Order. With respect to the Securities of any series that are represented by a Global Security, the Issuer and each Guarantor authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If an Issuer Order has been, or simultaneously is, delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Issuer, any Guarantor, the Trustee or the Security Custodian and any agent of the Issuer, any Guarantor, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of such series is entitled to take under this Indenture or the Securities of such series and (ii) nothing herein shall prevent the Issuer, any Guarantor, the Trustee or the Security Custodian, or any agent of the Issuer, any Guarantor, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01:

Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Issuer within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security (in which case the Issuer shall deliver Securities within 30 days of such request) or (3) the Issuer determines not to have the Securities represented by a Global Security.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Issuer and each Guarantor shall execute, and the Trustee upon receipt of an Issuer Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

In connection with the transfer of all the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer and each Guarantor shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Securities of authorized denominations.

None of the Issuer, any Guarantor or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. None of the Issuer, any Guarantor or the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Security if such Global Security was never issued and sold by the Issuer and the Issuer delivers to the Trustee the Global Security together with an Officers’ Certificate (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

Notwithstanding the provisions of Sections 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Person or Persons specified therein.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.18.    CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers of the Securities.

ARTICLE III

REDEMPTION

SECTION 3.01.    Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.

SECTION 3.02.    Notice to the Trustee.

If the Issuer elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed. The Issuer shall so notify the Trustee at least five Business Days before the giving of the notice of redemption pursuant to Section 3.04 (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.03.    Selection of Securities To Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities of such series (and tenor) not previously called for redemption, on a pro rata basis (or, in the case of Global Securities, pursuant to the applicable Depositary procedures).

The Trustee shall promptly notify the Issuer and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.04.    Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) that, unless the Issuer and the Guarantors default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(4) if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(6) that the redemption is for a sinking or analogous fund, if such is the case; and

(7) the CUSIP number, if any, relating to such Securities, along with the statement in Section 2.18.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.04 (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice with the form of such notice included as an exhibit thereto and setting forth the information required to be stated in such notice as provided in the preceding paragraph.

SECTION 3.05.    Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

SECTION 3.06.    Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer or a Guarantor shall deposit with the Trustee or the Paying Agent (or, if the Issuer or a Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on and any Additional Amounts with respect to, the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuer or a Guarantor to the Trustee for cancellation.

If the Issuer or a Guarantor complies with the preceding paragraph, then, unless the Issuer and the Guarantors default in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the

Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities or, in the case of Original Issue Discount Securities, such Securities’ yield to maturity.

SECTION 3.07.    Securities Redeemed or Purchased in Part.

Upon surrender to the Paying Agent of a Security to be redeemed in part, the Issuer and each Guarantor shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge to such Holder, upon delivery of an Issuer Order and an Officers’ Certificate and Opinion of Counsel pursuant to Sections 12.04 and 12.05, a new Security or Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

SECTION 3.08.    Purchase of Securities.

Unless otherwise specified as contemplated by Section 2.01, the Issuer, any Guarantor and any Affiliate of the Issuer or any Guarantor may, subject to applicable law, at any time purchase or otherwise acquire Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Issuer or a Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.13 shall apply to all Securities so delivered.

SECTION 3.09.    Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and by this Article III.

SECTION 3.10.    Satisfaction of Sinking Fund Payments with Securities.

The Issuer or any Guarantor may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such series of Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 3.11.    Redemption of Securities for Sinking Fund.

Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Issuer will deliver to the Trustee an Officers’ Certificate of the Issuer specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver or cause to be delivered to the Trustee any Securities to be so delivered. Failure of the Issuer to timely deliver or cause to be delivered such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Issuer that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section 3.11.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or the Dollar equivalent thereof based on the applicable Exchange Rate on the date of original issue of the applicable Securities) or a lesser sum if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued and unpaid interest to the date fixed for redemption. If such amount shall be $100,000 (or the Dollar equivalent thereof as aforesaid) or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $100,000 (or the Dollar equivalent thereof as aforesaid) is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

ARTICLE IV

COVENANTS SECTION

SECTION 4.01.    Payment of Securities.

The Issuer shall pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent (other than the Issuer, a Guarantor or a Subsidiary) holds on that date money deposited by the Issuer or a Guarantor designated for and sufficient to pay all principal, premium, interest and any Additional Amounts then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Issuer or any Guarantor in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Issuer by written notice to the Trustee and each Guarantor, such office or agency shall be the office of the Trustee in The City of New York, which on the date hereof is located at 150 East 42nd Street, 40th Floor , New York, New York 10017. The Issuer will give prompt written notice to the Trustee and each Guarantor of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and each Guarantor with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.    SEC Reports; Financial Statements.

(a) If the Issuer or any Guarantor is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer or such Guarantor, as the case may be, shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer or such Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, that the delivery obligation hereunder shall be deemed satisfied by the Issuer or such Guarantor if all such items are made available to the Trustee on the Issuer’s or such Guarantor’s website or the website of the SEC. If this Indenture is qualified under the TIA, but not otherwise, the Issuer and each Guarantor shall also comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s or an Exchange Securities Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.04). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, any Issuer’s or any Guarantor’s compliance with this Section 4.03 with respect to the filing of such reports and such information, documents and other reports with the SEC or the making available of such reports and such information, documents and other reports on the Issuer’s or such Guarantor’s website or the website of the SEC.

(b) If Parent or the Issuer is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Parent shall or shall cause the Issuer to furnish to all Holders of Rule 144A Securities and prospective purchasers of Rule 144A Securities designated by the Holders of Rule 144A Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

SECTION 4.04.    Compliance Certificate.

(a) Each of the Issuer and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, a statement signed by an Officer of the Issuer or such Guarantor, as the case may be, which need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officer of his or her duties as such Officer of the Issuer or such Guarantor, as the case may be, he or she would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Issuer or such Guarantor, as the case may be, of its obligations under this Indenture, and further stating that to the best of his or her knowledge, the Issuer or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Issuer or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b) The Issuer or a Guarantor shall, so long as Securities of any series are outstanding, deliver to the Trustee, forthwith upon any Officer of the Issuer (or the general partner of PSXP, if the Issuer is PSXP) or such Guarantor, as the case may be, becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

SECTION 4.05.    Corporate Existence.

Subject to Article V, each of the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

SECTION 4.06.    Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.    Additional Amounts.

If the Securities of a series expressly provide for the payment of Additional Amounts, the Issuer will pay to the Holder of any Security of such series Additional Amounts as expressly provided therein.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.07 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

The Issuer shall notify the Trustee in writing of the amounts and payment dates of any Additional Amounts that may become payable. The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities of a series to determine any Additional Amounts, or with respect to the nature, extent or calculation of the Additional Amounts owed, or with respect to the method employed in such calculation of Additional Amounts.

SECTION 4.08.    Limitation on Liens.

Parent shall not, and shall not permit any Principal Domestic Subsidiary to, issue, assume or guarantee any Debt for borrowed money secured by any Lien upon any Principal Property or any shares of stock or Debt of any Principal Domestic Subsidiary (whether such Principal Property, shares of stock or Debt is now owned or hereafter acquired) without making effective provision whereby the Securities (together with, if Parent shall so determine, any other Debt or other obligation of Parent or any Subsidiary) shall be secured equally and ratably with (or, at the option of Parent, prior to) the Debt so secured for so long as such Debt is so secured. The foregoing restrictions will not, however, apply to Debt secured by Permitted Liens.

In addition, Parent and its Principal Domestic Subsidiaries may, without securing the Securities, issue, assume or guarantee Debt that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with all other such Debt of Parent and its Principal Domestic Subsidiaries that would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under the definition of Permitted Liens) and the aggregate amount of Attributable Debt deemed outstanding with respect to Sale/Leaseback Transactions (reduced by the amount applied pursuant to Section 4.09(b)), does not at any one time exceed 10% of Consolidated Adjusted Net Assets.

The mortgage or pledge of any property of Parent or any Subsidiary in favor of the United States or any State, or any department, agency, instrumentality or political subdivision of either, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute shall not be deemed to create “Debt” secured by “Liens” within the meaning of those terms as used in this Indenture.

SECTION 4.09.    Limitation on Sale/Leaseback Transactions.

Parent shall not, and shall not permit any Principal Domestic Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than Parent or a Subsidiary) unless:

(a) Parent or such Principal Domestic Subsidiary would be entitled to incur Debt in a principal amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 4.08 without equally and ratably securing the Securities pursuant to such covenant; or

(b) within a period commencing 12 months prior to the consummation of such Sale/Leaseback Transaction and ending 12 months after the consummation thereof, Parent or any Subsidiary shall have applied an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction (with any such amount not being so applied to be subject to Section 4.09(a)):

(1) to the voluntary defeasance or retirement of any Securities or any Funded Debt; or

(2) to the acquisition, construction, improvement or expansion of one or more Principal Properties.

For these purposes, the net proceeds of a Sale/Leaseback Transaction means an amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and (ii) the fair value, as determined by the Board of Directors of Parent and evidenced by a Board Resolution, of such property at the time of entering into such Sale/Leaseback Transaction.

ARTICLE V

SUCCESSORS SECTION

SECTION 5.01.    Limitations on Mergers and Consolidations.

None of Parent, any Exchange Securities Issuer or any Guarantor shall, in any transaction or series of transactions, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person (other than a consolidation with or merger into Parent, any Exchange Securities Issuer or any Guarantor or a sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Issuer to Parent or a Guarantor or of a Guarantor to Parent or Exchange Securities Issuer), unless:

(1) either (a) Parent, such Exchange Securities Issuer or such Guarantor, as the case may be, shall be the continuing Person or (b) the Person (if other than Parent, such Exchange Securities Issuer or such Guarantor) formed by such consolidation or into which Parent, such Exchange Securities Issuer or such Guarantor is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made (such Person, the “Successor”), is organized and validly existing under the laws of the United States, any political subdivision thereof or any State thereof or the District of Columbia, and expressly assumes by supplemental indenture, in the case of Parent, the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Parent Securities and the performance of Parent’s covenants and obligations under this Indenture and the Securities; or, in the case of an Exchange Securities Issuer, the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Exchange Securities and the performance of such Exchange Securities Issuer’s covenants and obligations under this Indenture and the Exchange Securities; or, in the case of any Guarantor, the performance of such Guarantor’s Guarantee and the Guarantor’s covenants and obligations under this Indenture and the Securities;

(2) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3) Parent, such Exchange Securities Issuer or such Guarantor, as the case may be, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.    Successor Person Substituted.

Upon any consolidation or merger of Parent, any Exchange Securities Issuer or any Guarantor, as the case may be, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of Parent, any Exchange Securities Issuer or any Guarantor in accordance with Section 5.01, the Successor formed by such consolidation or into or with which Parent, such Exchange Securities Issuer or such Guarantor is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of Parent, such Exchange Securities Issuer or such Guarantor, as the case may be, under this Indenture and the Securities with the same effect as if such Successor had been named as Parent, such Exchange Securities Issuer or such Guarantor, as the case may be, herein and the predecessor Parent, such Exchange Securities Issuer or such Guarantor, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture, the Securities and, in the case of such Guarantor, its Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES SECTION

SECTION 6.01.    Events of Default.

Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, an “Event of Default,” wherever used herein with respect to Securities of any series, occurs if:

(1) there is a default in the payment of interest on or any Additional Amounts with respect to any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;

(2) there is a default in the payment of (A) the principal of any Security of that series at its Maturity or (B) premium (if any) on any Security of that series when the same becomes due and payable;

(3) there is a default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and such default continues for a period of 30 days;

(4) Parent, an Exchange Securities Issuer or any Guarantor fails to comply with any of its other covenants or agreements in, or provisions of, the Securities of such series or this Indenture (other than an agreement, covenant or provision that has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series) which shall not have been remedied within the specified period after written notice, as specified in the last paragraph of this Section 6.01;

(5) Parent, an Exchange Securities Issuer or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A) is for relief against Parent, an Exchange Securities Issuer or any Guarantor as debtor in an involuntary case,

(B) appoints a Bankruptcy Custodian of Parent, an Exchange Securities Issuer or any Guarantor or a Bankruptcy Custodian for all or substantially all of the property of Parent, such Exchange Securities Issuer or such Guarantor, or

(C) orders the liquidation of Parent, an Exchange Securities Issuer or any Guarantor; or

(7) any other Event of Default provided with respect to Securities of that series occurs.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

When a Default is cured, it ceases.

Notwithstanding the foregoing provisions of this Section 6.01, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Security is payable in a currency or currencies (including a composite currency) other than Dollars and such currency or currencies are not available to the Issuer or a Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or any Guarantor (a “Conversion Event”), each of the Issuer and any Guarantor will be entitled to satisfy its obligations to Holders of the Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Issuer or any Guarantor, as the case may be, by reference to the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

Promptly after the occurrence of a Conversion Event, the Issuer or a Guarantor shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 12.02 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Issuer or a Guarantor, as the case may be, shall give notice in the manner provided in Section 12.02 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

A Default under clause (4) or (7) of this Section 6.01 is not an Event of Default until the Trustee notifies the Issuer and each Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default notify the Issuer, each Guarantor and the Trustee, of the Default, and the Issuer or such Guarantor, as the case may be, fails to cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

SECTION 6.02.    Acceleration.

If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (5) or (6) of Section 6.01) occurs and is continuing, the Trustee by notice to the Issuer and each Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default by notice to the Issuer, each Guarantor and the Trustee, may declare the principal of (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all then outstanding Securities of such series, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on the Securities shall be due and payable immediately. If an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to Securities of that series have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration.

SECTION 6.03.    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series by notice to the Trustee may waive an existing or past Default or Event of Default with respect to such series and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    Control by Majority.

With respect to Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clause (1), (2), (3), (4) or (7) of Section 6.01, and with respect to all Securities, the Holders of a majority in principal amount of all the then outstanding Securities affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.    Limitations on Suits.

Subject to Section 6.07 hereof, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

(2) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.    Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on and any Additional Amounts with respect to the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or any

Guarantor for the amount of principal, premium (if any), interest and any Additional Amounts remaining unpaid on the Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any), interest and any Additional Amounts ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and any Additional Amounts, respectively; and

Third: to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Issuer or any Guarantor in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given. None of the Issuer, any Guarantor or the Trustee shall be liable for any shortfall nor shall any of them benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Issuer and each Guarantor on the claim or claims underlying such judgment.

SECTION 6.11.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII

TRUSTEE SECTION

SECTION 7.01.    Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities of any series:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity or security satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer and each Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Subject to Section 6.10, all money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.

SECTION 7.02.    Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantors, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require instruction, an Officers’ Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers’ Certificate or Opinion of Counsel. The Trustee may consult at the Issuer’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor, as the case may be.

(f) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i) The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.    May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, each Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.    Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or any Guarantor or upon the Issuer’s or any Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05.    Notice of Defaults.

If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is known to the Trustee as provided in Section 7.02(i) hereof, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to the Securities of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.

SECTION 7.06.    Reports by Trustee to Holders.

Within 60 days after each September 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series, the Issuer and each Guarantor a brief report dated as of such reporting date that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA Sections 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of a series of Securities shall be filed by the Issuer or the applicable Guarantor with the SEC and each securities exchange, if any, on which the Securities of such series are listed. The Issuer shall notify the Trustee if and when any series of Securities is listed on any securities exchange.

SECTION 7.07.    Compensation and Indemnity.

The Issuer agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Parent and P66 Company, jointly and severally, hereby indemnify, defend, and protect the Trustee and any predecessor Trustee, and hold the Trustee and any predecessor Trustee harmless against, any and all loss, liability, damage, claim or reasonable expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and attorneys’ fees, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph. The Trustee shall notify Parent and P66 Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Parent and P66 Company will not relieve Parent and P66 Company of their obligations hereunder. Parent shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and Parent shall pay the reasonable fees and expenses of such counsel. Parent need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

The Issuer shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of any series. Such lien and the Issuer’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Issuer and each Guarantor. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series upon 30 days written notice by so notifying the Trustee, the Issuer and each Guarantor. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Issuer), the Issuer, any Guarantor or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Issuer and to each Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, each Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Issuer or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Issuer under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

SECTION 7.09.    Successor Trustee by Merger, etc.

Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however that such successor Trustee shall be otherwise qualified and eligible under this Article VII.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11.    Preferential Collection of Claims Against the Issuer or any Guarantor.

The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE

SECTION 8.01.    Termination of the Issuer’s and each Guarantor’s Obligations.

(a) This Indenture shall cease to be of further effect with respect to the Securities of a series (except that the Issuer’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee and each Guarantor, on demand of the Issuer, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such series, when:

(1) either:

(A) all outstanding Securities of such series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B) all outstanding Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in the case of clause (i), (ii) or (iii) above, the Issuer or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient without consideration of any investment of interest, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or Redemption Date, as the case may be; or

(C) the Issuer and each Guarantor have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Securities of such series;

(2) the Issuer or a Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Securities of such series; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

(b) Unless this Section 8.01(b) is specified as not being applicable to Securities of a series as contemplated by Section 2.01, the Issuer may, at its option, terminate certain of its and each Guarantor’s respective obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a series if:

(1) the Issuer or a Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such series, (i) money in the currency in which payment of the Securities of such series is to be made in an amount, or (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such series is to be made in an amount or (iii) a combination thereof, that is sufficient without consideration of any investment of interest, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Securities of such series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such series as the same shall become due;

(2) the Issuer has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to such covenant defeasance with respect to the Securities of such series have been complied with, and an Opinion of Counsel to the same effect;

(3) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(4) the Issuer shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Issuer’s exercise of its option under this Section 8.01(b) and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(5) the Issuer and each Guarantor have complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Securities of such series pursuant to this Section 8.01; and

(6) such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).

In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee and each Guarantor, on demand of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture. However, the Issuer’s and each Guarantor’s respective obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 7.08, 8.04 and 10.01, the Trustee’s and Paying Agent’s obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such series are no longer outstanding. Thereafter, only the Issuer’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive with respect to Securities of such series.

After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s and each Guarantor’s obligations under this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer’s option.

(c) If the Issuer and each Guarantor have previously complied or are concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Securities of a series, then, unless this Section 8.01(c) is specified as not being applicable to Securities of such series as contemplated by Section 2.01, the Issuer may elect that its and each Guarantor’s respective obligations to make payments with respect to Securities of such series be discharged (“legal defeasance”), if:

(1) no Default or Event of Default under clauses (5) and (6) of Section 6.01 hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(2) unless otherwise specified with respect to Securities of such series as contemplated by Section 2.01, the Issuer has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.01(b)(4) with respect to such legal defeasance, which opinion is based on (i) a private ruling of the Internal Revenue Service addressed to the Issuer, (ii) a published ruling of the Internal Revenue Service pertaining to a comparable form of transaction or (iii) a change in the applicable federal income tax law (including regulations) after the date of this Indenture;

(3) the Issuer and each Guarantor have complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Securities of such series pursuant to this Section 8.01(c); and

(4) the Issuer has delivered to the Trustee an Issuer Request requesting such legal defeasance of the Securities of such series and an Officers’ Certificate stating that all conditions precedent with respect to such legal defeasance of the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

In such event, the Issuer and each Guarantor will be discharged from their respective obligations under this Indenture and the Securities of such series to pay principal of, premium (if any) and interest on, and any Additional Amounts with respect to, Securities of such series, the Issuer’s and each Guarantor’s respective obligations under Sections 4.01, 4.02 and 10.01 shall terminate with respect to such Securities, and the entire indebtedness of the Issuer evidenced by such Securities and of each Guarantor evidenced by the related Guarantees shall be deemed paid and discharged.

(d) If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a series are specified to be applicable to such series as contemplated by Section 2.01, each of the Issuer and each Guarantor may terminate any or all of its obligations under this Indenture with respect to Securities of a series and any or all of its obligations under the Securities of such series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Securities of such series.

(e) If Securities of any series subject to subsections (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Issuer shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.02.    Application of Trust Money; Other Miscellaneous Provisions.

The Trustee or a trustee satisfactory to the Trustee and the Issuer shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series with respect to which the deposit was made.

The Issuer and each Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited with it pursuant to Section 8.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

SECTION 8.03.    Repayment to Issuer or Guarantor.

The Trustee and the Paying Agent shall promptly pay to the Issuer or any Guarantor any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Issuer.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remain unclaimed for two years after the date upon which such payment shall have become due. After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 8.04.    Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and each Guarantor under this Indenture with respect to the Securities of such series and under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that if the Issuer or any Guarantor has made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Issuer or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 9.01.    Without Consent of Holders.

The Issuer, any Guarantor and the Trustee may amend or supplement this Indenture or the Securities or waive any provision hereof or thereof without the consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Section 5.01;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the issuance of bearer Securities (with or without coupons);

(4) to provide any security for, or to add any guarantees of or additional obligors on, any series of Securities or the related Guarantees;

(5) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to add to the covenants of Parent, any Exchange Securities Issuer or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon Parent, any Exchange Securities Issuer or any Guarantor;

(7) to add any additional Events of Default with respect to all or any series of the Securities (and, if any Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

(8) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

(9) to establish the form or terms of Securities of any series as permitted by Section 2.01;

(10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.01; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect;

(11) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08; or

(12) to evidence and provide for the exchange of Existing Securities and the issuance and terms of Exchange Securities in accordance with Article XI.

Upon the request of the Issuer, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with Parent, the Issuer and each Guarantor in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02.    With Consent of Holders.

Except as provided below in this Section 9.02, the Issuer, any Guarantor and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class).

Upon the request of the Issuer, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Issuer and each Guarantor in the execution of such amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series may waive compliance in a particular instance by Parent, any Exchange Securities Issuer or any Guarantor with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(3) reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(4) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

(5) change any obligation of the Issuer or a Guarantor to pay Additional Amounts with respect to any Security;

(6) change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable;

(7) impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(8) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or make any change in this sentence of Section 9.02; or

(9) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Issuer or any Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Issuer or any Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.    Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Issuer or any Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer or any Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA Section 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (9) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05.    Notation on or Exchange of Securities.

If an amendment or supplement changes the terms of an outstanding Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security at the request of the Issuer regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Security shall issue, each Guarantor shall execute and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

SECTION 9.06.    Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel provided at the expense of the Issuer or any Guarantor as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer and such Guarantor in accordance with its terms.

ARTICLE X

GUARANTEE

SECTION 10.01.    Guarantees.

Each Guarantor hereby unconditionally guarantees to the Holders from time to time of the Securities (a) the full and prompt payment of the principal of and any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on and any Additional Amounts with respect to any Security when and as the same shall become due, subject in each case to any applicable grace period. Each payment by such Guarantor with respect to any Security shall be paid in the currency or currencies specified for payments on such Security as contemplated by Section 2.01 and pursuant to this Indenture. Each Guarantee hereunder constitutes a guarantee of payment and not of collection.

The obligations of each Guarantor hereunder with respect to a series of Securities shall be absolute and unconditional and, subject to Article VIII, shall remain in full force and effect until the entire principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of such series shall have been paid or provided for in accordance with the provisions of such series and of this Indenture, irrespective of the validity, regularity or enforceability of any Security of such series or this Indenture, any change or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Trustee or the Holder of any Security of such series with respect to any provision of such Security or this Indenture, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives presentment or demand of payment or notice to such Guarantor with respect to such Security and the obligations evidenced thereby or hereby. Each Guarantor further waives any right of set-off or counterclaim it may have against any Holder of a Security arising from any other obligations any such Holder may have to the Issuer or such Guarantor.

It is the intention of each Guarantor that such Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the obligations of each Guarantor hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (other than guarantees of such Guarantor in respect of subordinated debt) that are relevant under such laws, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer or conveyance.

SECTION 10.02.    Proceedings Against Guarantors.

In the event of a default in the payment of principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in any sinking fund payment, or in the event of a default in the payment of any interest on or any Additional Amounts with respect to any Security when and as the same shall become due, each of the Trustee and the Holder of such Security shall have the right to proceed first and directly against each Guarantor under this Indenture without first proceeding against the Issuer or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

The Trustee shall have the right, power and authority to do all things it deems necessary or advisable to enforce the provisions of this Indenture relating to each Guarantee and to protect the interests of the Holders of the Securities and, in the event of a default in payment of the principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on or any Additional Amounts with respect to any Security when and as the same shall become due, the Trustee may institute or appear in such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of its rights and the rights of the Holders, whether for the specific enforcement of any covenant or agreement in this Indenture relating to each Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in payment of the principal of, premium (if any) and interest on or any Additional Amounts with respect to any Security when due, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against each Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of each Guarantor, wherever situated.

SECTION 10.03.    Subrogation.

Each Guarantor shall be subrogated to all rights against the Issuer of any Holder of Securities of a series in respect of any amounts paid by such Guarantor pursuant to the provisions of such Guarantee; provided, however, that such Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the principal of, premium (if any) and interest on and any Additional Amounts with respect to all Securities of such series have been paid in full.

SECTION 10.04.    Guarantee for Benefit of Holders.

Each Guarantee contained in this Indenture is entered into by such Guarantor for the benefit of the Holders from time to time of the Securities. Such provisions shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any Person other than the Trustee, such Guarantor, the Holders from time to time of the Securities and their permitted successors and assigns.

ARTICLE XI

EXCHANGE SECURITIES

SECTION 11.01.    Issuance of Exchange Securities.

Subject to the conditions set forth in this Article XI, Parent may cause one or more Eligible Exchange Securities Issuers to issue Exchange Securities in respect of all or a portion of the outstanding Securities of a series (the “Existing Securities”), in one transaction or a series of successive transactions, without the consent of the Holders of the Existing Securities. If Parent elects to exchange Existing Securities pursuant to this Indenture, it shall notify the Trustee of the Exchange Date, the principal amount of Existing Securities to be exchanged, and, in the event of a partial exchange, the applicable exchange rate (e.g., 1:1). Parent shall so notify the Trustee at least five Business Days before the Exchange Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such exchange will comply with the provisions of this Indenture and of the Existing Securities. Any such notice to the Trustee may be canceled at any time prior to the mailing of the applicable notice of such exchange to any Holder pursuant to Section 11.04 and shall thereupon be void and of no effect.

Notwithstanding the foregoing, neither P66 Company nor PDI shall issue any Exchange Securities unless in a substantially concurrent transaction, PSXP shall issue an identical amount of Exchange Securities in accordance with this Article XI and the Exchange Securities issued by P66 Company and PDI, as applicable, shall have been cancelled. In the event an exchange of Existing Securities pursuant to this Article XI involves the issuance of Exchange Securities by more than one Exchange Securities Issuer in substantially concurrent transactions on the same Exchange Date, the references to “Exchange Securities” and “Exchange Securities Issuer” in Sections 11.03 and 11.04 shall apply only to the ultimate Exchange Securities issued and the ultimate Exchange Securities Issuer in such series of transactions and, for avoidance of doubt, only a single notice period and a single notice of exchange, as well as a single Opinion of Counsel pursuant to Section 11.03(10) and a single Officers’ Certificate pursuant to Section 11.03(11), shall be required in respect of such exchange.

SECTION 11.02.    Selection of Existing Securities to be Exchanged; Denominations.

If fewer than all the Existing Securities are to be exchanged, the particular Existing Securities to be exchanged shall be selected not more than 60 days prior to the Exchange Date by the Trustee (or, in the case of Global Securities, by the Depositary) from the outstanding Existing Securities of such series on a pro rata basis.

The minimum denominations of the Existing Securities to be exchanged will be reduced to $1.00 and any integral multiple of $1.00 in excess thereof. The minimum denominations of each series of Exchange Securities to be issued will be $1.00 and any integral multiple of $1.00 in excess thereof. In connection with any exchange, any fractional amounts of less than $1.00 of Existing Securities selected to be exchanged will be rounded to the nearest $1.00 (with $0.50 being rounded upwards).

The Trustee shall promptly notify Parent and the Registrar in writing of the Existing Securities selected for exchange and, in the case of any Existing Securities selected for partial exchange, the principal amount thereof to be exchanged.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to exchange of Existing Securities shall relate, in the case of any of the Existing Securities exchanged or to be exchanged only in part, to the portion of the principal amount thereof which has been or is to be exchanged.

SECTION 11.03.    Additional Conditions to Exchange.

In addition to compliance with the other provisions of this Article XI, it shall be a condition to any exchange pursuant to Section 11.01 that:

(1)	no Default shall have occurred and be continuing on the Exchange Date or will result from the exchange;

(2)	if fewer than all outstanding Existing Securities are to be exchanged, after giving effect to the exchange, no less than $150.0 million in aggregate principal amount of the Existing Securities shall remain outstanding;

(3)	no issuance of Exchange Securities pursuant to an exchange shall be in an amount of less than $150.0 million in aggregate principal amount;

(4)	each of Parent, P66 Company, the applicable Exchange Securities Issuer and the Trustee shall have executed a supplemental indenture, substantially in the form set forth as Exhibit A hereto, (i) providing for the issuance of the Exchange Securities by the Exchange Securities Issuer and the full and unconditional Guarantee of the Exchange Securities by each of Parent and P66 Company (if not itself the Exchange Securities Issuer) and (ii) establishing the form and the terms of the Exchange Securities, which shall be identical to those of the Existing Securities being exchanged, except for: the date from which interest accrues, the Persons to be the Issuer and the Guarantors, the minimum denominations of the Exchange Securities, the CUSIP numbers and the right of the Exchange Securities Issuer to redeem such Exchange Securities (which shall be limited to a redemption in full and not one or more redemptions in part but otherwise shall be identical to the redemption rights of the Existing Securities);

(5)	each of Parent, P66 Company and the applicable Exchange Securities Issuer shall have executed and the Trustee shall have authenticated one or more Securities representing the Exchange Securities and deposited such Securities with the Depositary (or if not in the form of Global Securities, with the Trustee for delivery to the relevant Holders of the Existing Securities selected for exchange);

(6)	the applicable Exchange Securities Issuer shall have obtained a CUSIP number, if necessary, in respect of the Exchange Securities;

(7)	all accrued and unpaid interest on the Existing Securities to be exchanged, to but excluding the Exchange Date, shall be paid on the Exchange Date and interest shall begin to accrue on the Exchange Securities on the Exchange Date;

(8)	on the Exchange Date, Parent shall have delivered or caused to be delivered to the Trustee for cancellation, Existing Securities in an aggregate principal amount equal to the aggregate principal amount of Exchange Securities to be issued on the Exchange Date;

(9)	if the Existing Securities are entitled to the benefits of a registration rights agreement and the Exchange Securities Issuer is PSXP, then PSXP shall have entered into a registration rights agreement with substantially identical terms, or a joinder to such existing registration rights agreement, and Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that such registration rights agreement has been duly authorized, executed and delivered by the Exchange Securities Issuer and constitutes a legal, valid and binding obligation of the Exchange Securities Issuer enforceable against the Exchange Securities Issuer in accordance with its terms (subject to customary enforceability exceptions);

(10)

Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the exchange and such supplemental indenture comply with this Indenture, (ii) such supplemental indenture has been duly authorized, executed and delivered by each of Parent, P66 Company and the applicable Exchange Securities Issuer and each of such supplemental indenture and the Indenture as so supplemented constitutes a legal, valid and binding obligation of each of Parent, P66 Company and the applicable Exchange Securities Issuer enforceable against each of Parent, P66 Company and the applicable Exchange Securities Issuer in accordance with its terms (subject to customary enforceability exceptions), (iii) the Exchange Securities have been duly authorized and executed and,when authenticated in accordance with the provisions of such supplemental indenture and the Indenture and delivered in exchange for the Existing Securities, will constitute a legal, valid and binding obligation of the applicable Exchange Securities Issuer entitled to the benefits of the Indenture as supplemented by such supplemental indenture and enforceable against the applicable Exchange Securities Issuer in accordance with their terms (subject to customary enforceability exceptions), and (iv) each Guarantee has been duly authorized and executed and, when the Exchange Securities are authenticated in accordance with the provisions of such supplemental indenture and the Indenture and delivered in exchange for the Existing Securities, will constitute a legal, valid and binding obligation of the applicable Guarantor entitled to the benefits of the Indenture as supplemented by such supplemental indenture and enforceable against the applicable Guarantor in accordance with its terms (subject to customary enforceability exceptions); and

(11)	Parent or the applicable Exchange Securities Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the exchange and such supplemental indenture comply with this Indenture.

SECTION 11.04.    Notice of Exchange.

Notice of exchange shall be given by first-class mail, postage prepaid, mailed not less than five Business Days nor more than 60 days prior to the Exchange Date, to each Holder of Existing Securities to be exchanged, at the address of such Holder appearing in the register of Securities maintained by the Registrar.

All notices of exchange shall identify the Existing Securities to be exchanged and shall state:

(1)	the Exchange Date;

(2)	the principal amount of Existing Securities to be exchanged;

(3)	the amount of accrued and unpaid interest to be outstanding and payable on the Exchange Date in respect of each $1,000 principal amount of the Existing Securities, if such amount can be determined at the time of such notice;

(3)	the identity of the Exchange Securities Issuer and, if more than one exchange is to occur on such Exchange Date in accordance with the second paragraph of Section 11.01, the identity of the Exchange Securities Issuer after giving effect to all such exchanges on such Exchange Date;

(4)	that, unless (i) Parent, the applicable Issuer of the Existing Securities and any applicable Guarantor defaults in making the required payment of accrued interest or (ii) Parent, any applicable Guarantor and the applicable Exchange Securities Issuer fail to deliver the Exchange Securities, interest on Existing Securities called for exchange shall cease to accrue on and after the Exchange Date, and the only remaining right of the Holders of such Existing Securities to be exchanged shall be to receive payment of accrued and unpaid interest on such Existing Securities and an equal principal amount of Exchange Securities upon surrender to the Paying Agent of the Existing Securities exchanged;

(5)	a summary of the U.S. Federal income tax consequences of the exchange for Holders of Existing Securities being exchanged;

(6)	if any Existing Security is to be exchanged in part, the portion of the principal amount thereof to be exchanged and that on and after the Exchange Date, upon surrender for cancellation of such Existing Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unexchanged portion thereof will be issued without charge to the Holder;

(7)	that Existing Securities called for exchange must be surrendered to the Paying Agent to collect accrued and unpaid interest and receive the Exchange Securities, and the name and address of the Paying Agent; and

(8)	the CUSIP number(s), if any, relating to such Existing Securities and the unexchanged portion thereof, and the CUSIP number of the Exchange Securities, along with the statement in Section 2.18.

At Parent’s request, the Trustee shall give the notice of exchange in Parent’s name and at its expense; provided that Parent shall have delivered to the Trustee, at least five Business Days before the notice of exchange is required to be mailed or caused to be mailed to Holders pursuant to this Section 11.04 (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice with the form of such notice included as an exhibit thereto and setting forth the information required to be stated in such notice as provided in the preceding paragraph.

SECTION 11.05.    Effect of Notice of Exchange.

Once notice of exchange is mailed, Existing Securities called for exchange must be surrendered to the Paying Agent on the Exchange Date to collect accrued and unpaid interest and receive the Exchange Securities. All accrued and unpaid interest on the Existing Securities to be exchanged shall be paid on the Exchange Date and interest shall begin to accrue on the Exchange Securities on the Exchange Date.

SECTION 11.06.    Deposit of Exchange Securities and Accrued Interest.

On or prior to 11:00 a.m., New York City time, on the Exchange Date, the Exchange Securities Issuer and the Guarantors shall deposit the Exchange Securities with the Depositary or the Security Custodian (or if not in the form of Global Securities, with the Trustee for delivery to the relevant Holders of the Existing Securities) and the applicable Issuer of the Existing Securities or a Guarantor of such Existing Securities shall deposit with the Trustee or the Paying Agent (or, if the Issuer or such Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the accrued and unpaid interest on and any Additional Amounts with respect to, the Existing Securities or portions thereof which are to be exchanged on the Exchange Date.

Unless (i) Parent, the applicable Issuer of the Existing Securities and any applicable Guarantor defaults in making the required payment of accrued interest or (ii) the Exchange Securities Issuer and the Guarantors fail to deliver the Exchange Securities, interest on Existing Securities called for exchange ceases to accrue on and after the Exchange Date, and the only remaining right of the Holders of such Existing Securities to be exchanged is to receive payment of accrued and unpaid interest on such Existing Securities and an equal principal amount of Exchange Securities upon surrender to the Paying Agent of the Existing Securities exchanged.

SECTION 11.07.    Securities Exchanged in Part.

Upon surrender to the Paying Agent of an Existing Security to be exchanged in part, the Issuer of such series of Existing Securities and each Guarantor thereof shall execute and the Trustee shall authenticate and deliver to the Holder of such Existing Security without service charge to such Holder, upon delivery of an Issuer Order and an Officers’ Certificate and Opinion of Counsel pursuant to Sections 12.04 and 12.05, a new Security or Securities identical to the series of Existing Securities being exchanged, but having a new CUSIP number, and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unexchanged portion of the principal of the Existing Security so surrendered that is not exchanged.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

SECTION 12.02.    Notices.

Any notice or communication by Parent, any Exchange Securities Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to Parent, any Exchange Securities Issuer or any Guarantor:

Phillips 66 Houston Operations Center

1075 W. Sam Houston Parkway N. Suite 200

Attn: General Counsel

Houston, TX 77043

Telephone: (281) 293-6600

Facsimile: (918) 977-8055

If to the Trustee:

Wells Fargo Bank, National Association

MAC T9263-170

750 N. St. Paul Place, Ste. 1750

Dallas, TX 75201

Attn: Corporate, Municipal & Escrow Services

Facsimile: (214) 756-7401

Parent, any Exchange Securities Issuer, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar, or in any case where the Depositary or its nominee is the Holder, any notice or communication will be given by the method specified by the Depositary. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If Parent, any Exchange Securities Issuer or any Guarantor gives a notice or communication to Holders, it shall give a copy to the others and to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee, Parent, the Issuer or the Guarantors by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 12.03.    Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. Parent, the Issuer, each Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall, if requested by the Trustee, furnish to the Trustee at the expense of the Issuer or such Guarantor, as the case may be:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.    Legal Holidays.

Unless otherwise provided with respect to the Securities of any series, if a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.    No Recourse Against Others.

A director, officer, employee, stockholder, partner or other owner of the Issuer, any Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Issuer under the Securities, for any obligations of any Guarantor under any Guarantee, or for any obligations of the Issuer, any Guarantor or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

SECTION 12.09.    Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF PARENT AND P66 COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

SECTION 12.10.    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, any Guarantor or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11.    Successors.

All agreements of Parent, each Exchange Securities Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.    Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 12.13.    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14.    Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.15.    U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PHILLIPS 66

By:	/s/ John D. Zuklic
John D. Zuklic
Vice President and Treasurer

PHILLIPS 66 COMPANY

By:	/s/ John D. Zuklic
John D. Zuklic
Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF EXCHANGE SECURITIES SUPPLEMENTAL INDENTURE

[NUMBER] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [●], among [APPLICABLE EXCHANGE SECURITIES ISSUER], a [JURISDICTION] [ENTITY] (the “Exchange Securities Issuer”), PHILLIPS 66, a Delaware corporation (“Parent”), PHILLIPS 66 COMPANY, a Delaware corporation (“P66 Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, each of Parent and P66 Company has heretofore executed and delivered to the Trustee an Indenture, dated as of [●], 2017 (the “Base Indenture”), providing for the issuance from time to time of Securities in one or more series;

WHEREAS, pursuant to [a [Number] Supplemental Indenture]/[Officer’s Certificate] dated as of [●], 2017, among Parent, P66 Company and the Trustee, (such [Supplemental Indenture]/[Officer’s Certificate], together with the Base Indenture, the “Indenture”), Parent has issued a series of Securities designated as its [[●] Notes due [●]] (the “Existing Securities”);

WHEREAS, Article XI of the Base Indenture permits Parent, upon the satisfaction of the conditions set forth therein to cause the exchange of all or a portion of the outstanding Existing Securities for an equal principal amount of a new series of Exchange Securities issued by an Eligible Exchange Securities Issuer and guaranteed by Parent and P66 Company (if not itself the Exchange Securities Issuer);

WHEREAS, pursuant to Section 9.01 of the Base Indenture, Parent, P66 Company, the Exchange Securities Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Existing Securities; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture a legal, valid and binding obligation of each of Parent, P66 Company and the Exchange Securities Issuer have been done;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Exchange Securities Issuer, Parent, P66 Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Existing Securities and the Exchange Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used in this Supplemental Indenture (including the recitals hereto) without definition shall have the meanings set forth in the Base Indenture.

SECTION 2. Terms of Exchange Securities. (a) The terms of the Exchange Securities (including the form of note for Exchange Securities) shall be as set forth in Annex A hereto.

(b) [insert any applicable terms of Existing Securities not included in form of note for Exchange Securities].

(c) The Exchange Securities Issuer hereby agrees to be bound by all other applicable provisions of the Base Indenture and to constitute the “Issuer” of the Exchange Securities for all purposes under the Exchange Securities and the Indenture, and the Exchange Securities shall constitute a series of Securities under the Base Indenture.

SECTION 3. Agreement to Guarantee. Each of Parent and P66 Company (if not itself the Exchange Securities Issuer) hereby agrees, jointly and severally with all other Guarantors, if any, to fully and unconditionally guarantee the Exchange Securities Issuer’s obligations under the Exchange Securities and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Exchange Securities and the Indenture.

SECTION 4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Base Indenture or the Exchange Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Exchange Securities at law, in equity, by statute or otherwise.

SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. For the avoidance of doubt, nothing in this Supplemental Indenture shall affect the terms of any Existing Securities that remain outstanding after giving effect to the issuance of the Exchange Securities.

SECTION 6. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE EXCHANGE SECURITIES ISSUER, PARENT, P66 COMPANY AND ANY OTHER GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

SECTION 7. Successors. All agreements of the Exchange Securities Issuer, Parent, P66 Company and any other Guarantor in this Supplemental Indenture and the Exchange Securities shall bind its respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 8. Severability. In case any provision in this Supplemental Indenture or in the Exchange Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 9. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10. Effect of Headings. The headings of Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of Parent, P66 Company and the Exchange Securities Issuer and not of the Trustee.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

[APPLICABLE EXCHANGE SECURITIES ISSUER], as Issuer,

By
Name: Title:

PHILLIPS 66, as Guarantor,

By
Name: Title:

PHILLIPS 66 COMPANY, as Guarantor,

By
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By
Name: Title:

Annex A

[FORM OF FACE OF SECURITY]

[FOR GLOBAL SECURITIES: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE ISSUER AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR RULE 144A GLOBAL NOTE: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY TO (A) THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[APPLICABLE EXCHANGE SECURITIES ISSUER]

[NOTES DUE [●]]

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66

PHILLIPS 66 COMPANY

CUSIP No.
ISIN No.
No.	$

[APPLICABLE EXCHANGE SECURITIES ISSUER], a [JURISDICTION] [ENTITY] (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to [●] or registered assigns, the principal sum of [●] Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,] on [●], 20[●].

Interest Payment Dates: [●] and [●]

Record Dates: [●] and [●]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

[APPLICABLE EXCHANGE SECURITIES ISSUER], as Exchange Securities Issuer,

By

Name:
Title:

By

Name:
Title:

GUARANTEE

Phillips 66, a Delaware corporation, unconditionally guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

PHILLIPS 66, as Guarantor

By

Name:
Title:

Phillips 66 Company, a Delaware corporation, unconditionally guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

PHILLIPS 66 COMPANY, as Guarantor

By

Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series

designated therein referred to in the within-

mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By:

Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

APPLICABLE EXCHANGE SECURITIES ISSUER]

[NOTES DUE [●]]

FULLY AND UNCONDITIONALLY GUARANTEED BY

PHILLIPS 66

PHILLIPS 66 COMPANY

This Security is one of a duly authorized issue of [Notes Due [●]] (the “Securities”) of [APPLICABLE EXCHANGE SECURITIES ISSUER], a [JURISDICTION] [ENTITY] (the “Issuer”).

[INSERT REVERSE OF EXISTING SECURITY TO BE EXCHANGED AS REVISED IN ACCORDANCE WITH ARTICLE XI OF THE BASE INDENTURE]